EXHIBIT 10.6

SECTION 409A AMENDMENTS TO

PORTFOLIO GRANT AWARDS

MADE UNDER THE AMERICAN EXPRESS COMPANY

1998 INCENTIVE COMPENSATION PLAN,

AS AMENDED

(for awards made after January 22, 2007)

WHEREAS, American Express Company (the “Company”) has granted PG Awards (as defined in Section 1(b) below) to certain executive officers of the Company; and

WHEREAS, the Company desires to amend the PG Awards to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated and other official guidance issued thereunder (collectively, “Section 409A”);

NOW, THEREFORE, the Company hereby adopts the following amendments to the PG Awards, effective January 1, 2009:

1. Definitions. For purposes of this Section 409A Amendments to American Express Portfolio Grant Awards (this “Amendment”), the following terms shall have the meanings provided thereto by this Section:

(a) “Agreement” means an agreement representing a PG Award.

(b) “PG Awards” mean, collectively, the American Express Company 1998 Incentive Compensation Plan Portfolio Grant 20    -20     and the American Express Company 2007 Incentive Compensation Plan Portfolio Grant 20    -20    .

2. Amendments.

(a) The last sentence of Section 4(a) of each Agreement is hereby amended in its entirety to provide as follows:

“In the event of your death or your disability (if such disability qualifies as a “disability” for purposes of Section 409A of the Code), such amount, if any, shall be payable as soon as practicable thereafter, but in no event later than 90 days from the date of your disability or death, and unless otherwise determined by the Committee, in cash, common shares of the Company, or other property, or any combination thereof, and you and all others claiming under or through you shall not be entitled to receive any other amounts under this Award. In the event of your disability (if such disability does not qualify as a “disability” for purposes of Section 409A of the Code), such amount, if any, shall be payable after the Award Period in accordance with Paragraph 5(b), and unless otherwise determined by the Committee, in cash, common shares of the Company, or other property, or any combination thereof, and you and all others claiming under or through you shall not be entitled to receive any other amounts under this Award.”

(b) Section 5(b) of each is hereby amended to replace the language “February 1, 20     (or at such other time or times as the Committee shall determine as provided in Paragraph 7)” with “February 1, 20    , but in no event later than 90 days thereafter.”

(c) Section 8(b) of each Agreement is hereby amended to replace the first reference to “termination of employment” with “separation from service (as that term is defined for purposes of Section 409A of the Code)” and each subsequent reference in such subsection to “termination of employment” with “separation from service.”

(d) Section 13(a) of each Agreement is hereby to replace the language “within five days after receipt by you of the written statement referred to in Subparagraph (e)” with “within five days after the expiration of the written-statement period referred to in Subparagraph 13(d) below.”

(e) Section 13(c) of each Agreement is hereby amended to replace the language “within five business days of such determination” with “within five business days of such determination, but not later than the December 31st of the year following the year in which you remit the related taxes.”

(f) Section 13(d) of each Agreement is hereby to replace the language “As soon as practicable following a Change in Control” with “As soon as practicable following a Change in Control, but in no event later than 30 days thereafter.”

(g) A new Section 16 is hereby added to each Agreement which shall provide as follows:

“16. Section 409A Compliance. This Agreement and the payment of the Award hereunder are intended to comply with Section 409A of the Code and the Treasury Regulations promulgated and other official guidance issued thereunder, and this Agreement shall be administered and interpreted consistent with such intent and the American Express Section 409A Compliance Policy, as amended from time to time, and any successor policy thereto.”

3. Miscellaneous.

(a) Severability. If any provision of this Amendment is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Amendment, but shall be fully severable, and this Amendment shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

(b) Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Amendment, and shall not be considered in the construction of this Amendment.

(c) Gender and Number. In this Amendment, the masculine pronoun shall be construed to include the feminine, and the singular shall be construed to include the plural, wherever appropriate.

(d) Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York to the extent not superseded by federal law, without reference to the principles of conflict of laws.

(e) Compliance with Section 409A. The payment of PG Awards under this Amendment and PG Awards is intended to comply with Section 409A, and this Amendment and the terms of the PG Awards shall be interpreted, operated and administered consistent with this intent and the Policy.

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